As filed with the Securities and Exchange Commission on April 26, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EMX Royalty Corporation
(Exact name of Registrant as specified in its charter)

British Columbia
(Province or other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classification Code Number, if applicable)

98-102691
(I.R.S. Employer Identification No., if applicable)

Suite 501 - 543 Granville Street

Vancouver, British Columbia

Canada  V6C 1X8

(604) 688-6390
(Address and telephone number of Registrant's principal executive offices)

Registered Agent Solutions, Inc.

1100 H Street NW

Suite 840

Washington, DC 20005

(888) 705-7274

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kimberley Anderson

Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
Tel: (206) 903-8800

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (            ) at (            ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Aggregate	Amount of
	Amount to be	Offering	Registration
	Registered(1)(3)	Price(1)(2)(3)	Fee(2)
Title of Each Class of Securities to be Registered
Common Shares
Debt Securities
Warrants
Subscription Receipts
Units
Total	US$159,700,000	US$159,700,000	US$17,424.00

(1)

There are being registered under this registration statement such indeterminate number of Common Shares, Warrants, Subscription Receipts, Debt Securities and Units of the Registrant as shall have an aggregate initial offering price of C$200,000,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

(3)

Determined based on the proposed maximum aggregate offering price in Canadian dollars of $200,000,000 converted into U.S. dollars based on the average exchange rate on April 21, 2021, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.7985.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	April 23, 2021

EMX ROYALTY CORPORATION

$200,000,000

Common Shares
Debt Securities
Warrants
Subscription Receipts
Units

This  short form base shelf prospectus (the "Prospectus") relates to the offering for sale by EMX Royalty Corporation (the "Company" or "EMX") from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains effective, of up to $200,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares without par value ("Common Shares"), (ii) debt securities ("Debt Securities"); (iii) warrants ("Warrants") to acquire any of the securities that are described in this Prospectus; (iv) subscription receipts convertible into other securities of the Company ("Subscription Receipts"); and (v) units ("Units") comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security"). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a "Prospectus Supplement"). One or more securityholders of the Company ("Selling Securityholders", and each a "Selling Securityholder") may also offer and sell Securities under this Prospectus.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or any of its direct or indirect subsidiaries (each, a "Subsidiary" and collectively the "Subsidiaries"). The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and an assumption of liabilities.

The Company is permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are resident in, or citizens of, the United States and Canada are not fully described in this Prospectus and may not be described fully in any applicable Prospectus Supplement.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, that some of its officers and directors may be residents of a country other than the United States, and that some or all of the underwriters, dealers, agents or experts named in any Prospectus Supplement may be residents of a country other than the United States, and a substantial portion of the Company's assets are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES REGULATOR, NOR HAVE THEY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  You should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Debt Securities, the specific designation of the Debt Securities, the price at which the Debt Securities will be offered, the maturity date of the Debt Securities, the rate at which such Debt Securities will bear interest, the terms and conditions upon which the Debt Securities may be redeemed, repaid or purchased and the terms and conditions for any conversion or exchange of the Debt Securities for any other securities; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (v) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company or any Selling Securityholder may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds that the Company or any Selling Securityholder will, or expects to receive and any other material terms of the plan of distribution..  This Prospectus may qualify an "at-the-market distribution" (as such term is defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102").

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an "at-the-market distribution", unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters', dealers' or agents' over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter or dealer creating an over-allocation position in the Securities distributed. The issued and outstanding Common Shares are listed on the TSX Venture Exchange (the "TSX-V") and the NYSE American LLC ("NYSE American") under the symbol "EMX", and on the Frankfurt Stock Exchange (the "FSE") under the symbol 6E9. On April 22, 2021, the closing price of the Common Shares on the TSX-V was $3.99, and the closing price of the Common Shares on the NYSE American was US$3.20.  Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

The Company has one class of issued and outstanding shares, being the Common Shares.  The Common Shares each entitle the holders to notice of and to attend at any meeting of the shareholders of the Company.

Directors and certain officers of the Company residing outside of Canada have appointed DLA Piper (Canada) LLP, Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z, as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See "Forward-Looking Information" and "Risk Factors".

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by DLA Piper (Canada) LLP with respect to matters of Canadian law, and Dorsey & Whitney LLP with respect to matters of U.S. law.

The Company's head office is located at Suite 501, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8, telephone (646) 688-6390, and its registered and records office is located at Suite 704, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, Canada.

DEFINITIONS

In this Prospectus, unless otherwise indicated, the following terms have the indicated meanings.  Words importing the singular include the plural and vice versa, and words importing a gender include any genders.  A reference to an agreement means such agreement as it may be amended, supplemented or restated from time to time.

"BCBCA"	means the Business Corporations Act (British Columbia), as amended.

"CIM Definition Standards"	means the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves.

"Common Shares"	means common shares without par value of the Company.

"Company" and "EMX"	mean EMX Royalty Corporation.

"Debt Securities"	means debt securities of the Company.

"Euromax"	means Euromax Resources Ltd.

"FSE"	means the Frankfurt Stock Exchange.

"IFRS"	means International Financial Reporting Standards as issued by the International Accounting Standards Board.

"NI 43-101"	means National Instrument 43-101 - Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

"NI 44-101"	means National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators.

"NI 44-102"	means National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators.

"NYSE American"	means NYSE American LLC.

"Prospectus"	means this short form base shelf prospectus.

"Prospectus Supplement"	means a supplement to this Prospectus setting out, among other things, the specific terms of any offering of Securities.

"Royalty Sale Agreement"	means the Agreement between the Company and Euromax dated June 7, 2013 for the purchase by the Company of the NSR royalty interests over the Timok Project created by the Timok Royalty Agreement.

"SEC"	means the United States Securities and Exchange Commission.

"Securities"	means the Common Shares, the Debt Securities, the Warrants, the Subscription Receipts and the Units.

"Subscription Receipts"	means subscription receipts of the Company convertible into other securities of the Company.

"Subsidiary"	means a direct or indirect subsidiary of the Company.

"Timok Royalty Agreement"	means the Net Smelter Returns Royalty Agreement between Reservoir Capital Corp. and Euromax dated March 16, 2010 creating the Company's NSR royalty interests over the Timok Project.

"TSX-V"	means the TSX Venture Exchange.

"Units"	means units comprised of one or more of any of the other Securities that are described in this Prospectus, or any combination of such Securities.

"U.S. Exchange Act"	means the United States Securities Exchange Act of 1934, as amended.

"U.S. Securities Act"	means the United States Securities Act of 1933, as amended.

"Warrants"	means warrants of the Company, exercisable to acquire any of the Securities that are described in this Prospectus, which may be offered under this Prospectus and a Prospectus Supplement.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise, the "Company", "EMX", "we", "us" and "our" refer to EMX Royalty Corporation and its Subsidiaries.

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder.  Information contained on the Company's website shall not be deemed to be part of this Prospectus, or any applicable Prospectus Supplement, or incorporated by reference therein.  Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications.  We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed.  We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

Available Information

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and interim reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we may not be required to publish financial statements as promptly as U.S. companies.

Cautionary Note to United States Investors Regarding Reserve and Resource Information

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States.

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with NI 43-101 and the CIM Definition Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference into this Prospectus and any Prospectus Supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve. It cannot be assumed that all or any part of inferred mineral resources will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" or "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. EMX has no reserves as defined under Industry Guide 7.

Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards.

On October 31, 2018, the SEC adopted amendments to modernize the property disclosure requirements for mining issuers, and related guidance, which are currently set forth in Item 102 of Regulation S-K under the U.S. Securities Act and the U.S. Exchange Act, and in SEC Industry Guide 7. Subpart 1350 disclosure consolidate mining property disclosure requirements by relocating them to a new subpart of Regulation S-K (Subpart 1300). Subpart 1300 disclosure more closely aligns disclosure requirements and policies for mining properties with current industry and global regulatory practices and standards. As an MJDS filer, the Company will not be required to comply with S-K 1300.

Presentation of Financial Information

The financial statements of EMX incorporated by reference in this Prospectus and any applicable Prospectus Supplement are reported in Canadian dollars and have been prepared in accordance with IFRS. Certain calculations included in tables and other figures in this Prospectus and any Prospectus Supplement may have been rounded for clarity of presentation.

Currency Presentation and Exchange Rates

Unless the context otherwise requires, all references to "$", "C$" and "dollars" mean references to the lawful money of Canada. All references to "US$" refer to United States dollars.

On April 22, 2021, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.2500.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain certain "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian securities laws and United States securities legislation  (collectively, "forward-looking statements"). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as "expect", "likely", "may", "will",, "would", "could", "should", "continue", "contemplate", "intend", or "anticipate", "believe", "envision", "estimate", "expect", "plan", "predict", "project", "target", "potential", "proposed", "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

  the impact of general business and economic conditions;
  fluctuating metal prices;
  the absence of control over mining operations from which the Company will receive royalty payments and risks related to those mining operations, including risks related to international operations, government and environmental regulation, delays in mine construction and operations, actual results of mining and current exploration activities, conclusions of economic evaluations and changes in project parameters as plans are refined;
  the perceived merits of properties;
  exploration results and budgets;
  work programs;
  capital expenditures;
  operating costs;
  cash flow estimates, including cash flow from operations;
  production estimates and similar statements relating to the economic viability of a project;
  timelines;
  strategic plans;
  completion of transactions;
  revenues from the Company's Brestovac NSR royalty interest and its other royalty interests;
  the amount of the NSR royalty rate under the Timok Royalty Agreement, and potential reduction thereof;
  risks associated with buy-back or buy-down rights over certain of the Company's royalty interests;
  problems related to the ability to market precious minerals or other metals;
  industry conditions, including fluctuations in market prices for metals, and interest and exchange rate fluctuations;
  interpretation by government entities of tax laws, or the implementation of new tax laws;
  regulatory, political or economic developments in any of the countries where properties in which the Company holds a royalty interest are located or through which they are held;

  risks related to the operators of the properties in which the Company holds a royalty interest, including changes in the ownership and control, and receipt of payments from, such operators;
  risks related to companies in which the Company holds a minority equity interest;
  risks related to global pandemics, including the novel coronavirus ("COVID-19") global pandemic, and the spread of other viruses or pathogens;
  influence of macroeconomic developments;
  business opportunities that may become available to, or are pursued by, the Company;
  reduced access to debt and equity capital;
  litigation;
  title, permit or license disputes relating to interests on any of the properties in which the Company holds a royalty interest;
  volatility of the stock market;
  competition;
  future sales or issuances of debt or equity securities;
  dividend policy and future payment of dividends;
  liquidity of and market for securities;
  enforcement of civil judgments;
  the use of proceeds from the sale of Securities;  and
  the Company's expectations about its access to equity and debt financing.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on a number of material assumptions and estimates of management of the Company at the time they were provided or made, including but not limited to those listed below, any or all of which could prove to be significantly incorrect:

  the ability of operators of mineral properties over which the Company holds royalty interests to achieve production;
  estimated capital costs, operating costs, production and economic returns;
  estimated metal pricing, metallurgy, mineability and marketability, together with other assumptions underlying resource and reserve estimates;
  assumptions that all necessary permits and governmental approvals will be obtained;
  assumptions about the ability of project operators to develop adequate infrastructure at a reasonable cost;
  the Company's expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties;  and assumptions that the Company's activities will not be adversely disrupted or impeded by development, operating or regulatory risks.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

  the plans and objectives of the Company;
  the Company's future financial and operational performance;
  whether production will be achieved at properties over which the Company holds a royalty interest;
  whether the operators of properties over which the Company holds royalty interests will be able to commence production and generate material revenues;
  whether permits and governmental approvals necessary to develop and operate mines on the properties over which the Company holds royalty interests will be available on a timely basis or at all;
  uncertainty of estimates of capital costs, operating costs, production and economic returns;

  whether royalty payments agreed to be paid to the Company by property owners or operators of mining projects pursuant to net smelter returns, and other royalty agreements or interests held by the Company, will actually be made;
  estimates of mineral reserves and resources, including those related to the Company's Brestovac NSR royalty over the Cukaru Peki deposit on the Timok Project;
  uncertainty related to inferred mineral resources;
  future gold and copper prices;
  other potential developments related to the counterparties to our royalty agreements, and with respect to the mines and exploration properties in which we have a royalty interest;
  estimates of future production, costs or other financial or economic measures;
  prospective transactions, growth and achievements;
  uncertainty of title to the Company's mineral exploration properties;
  risks related to the Company's ability to finance the exploration of its exploration properties through external financing, joint ventures or other strategic alliances, the sale of property interests or otherwise;
  risks related to the third parties on which the Company depends for its exploration activities;
  future payments of dividends;
  changes in general economic, business and political conditions, including changes in the financial markets;
  credit, liquidity, interest rate and currency risks;
  risks related to hedging arrangements or the lack thereof;
  risks related to infectious diseases, including the impacts of COVID-19;
  risks associated with dependence on management and currency risk;
  governmental and environmental regulation;
  cybersecurity risks;
  tax and insurance related risks;
  uncertainty as to outcome of litigation and potential litigation;
  conflicts of interest;
  uncertainty as to the Company's ability to maintain the adequacy of internal control over financial reporting;
  risks related to regulatory and legal compliance, and increased costs related thereto;
  risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;
  sales by existing shareholders;
  risks relating to the potential loss of foreign private issuer status;  and those factors discussed in the section entitled "Risk Factors" in our AIF incorporated by reference herein.

as well as those risk factors described under the heading "Risk Factors" and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities.

Estimates of mineral resources and mineral reserves are forward-looking statements because they involve estimates of mineralization that will be encountered in the future, and projections regarding other matters that are uncertain, such as future costs and commodity prices.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference herein or therein. Forward looking statements are based on a number of material assumptions, which management of the Company believes to be reasonable, including, but not limited to, the continuation of mining operations from which the Company will receive royalty payments, that commodity prices will not experience a material adverse change, mining operations that underlie royalties will operate in accordance with disclosed parameters and such other assumptions as may be set out herein.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada and with the SEC in the United States. The following documents, each of which has been filed with the securities regulatory authorities in each of the Provinces and Territories of Canada and the SEC are specifically incorporated by reference and form an integral part of this Prospectus :

  the management information circular of the Company dated May 13, 2020 prepared in connection with the Company's annual general meeting of shareholders held on June 30, 2020 (the "Management Information Circular");
  the annual information form of the Company for the financial year ended December 31, 2020 dated as of March 24, 2021 (the "AIF");
  the Company's audited consolidated financial statements as at and for the financial years ended December 31, 2020 and December 31, 2019 and related notes thereto, together with the independent auditors' reports thereon;  and the Company's management discussion and analysis for the financial year ended December 31, 2020 (the "Annual MD&A").

Any documents of the type required to be incorporated by reference herein pursuant to NI 44-101, including any annual report, annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management's discussion and analysis relating thereto, or information circular or amendments thereto that the Company files with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the expiry of this Prospectus will be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F (or any respective successor form) filed with the SEC subsequent to the date of this Prospectus, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report).  In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Company with the SEC, and any other reports filed under the U.S. Exchange Act from the date of this Prospectus shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, but only if and to the extent expressly so provided in any such report.  The Company's current reports on Form 6-K and annual reports on Form 40-F are or will be made available on EDGAR at www.sec.gov.

If the Company disseminates a news release in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian provincial securities laws), the Company will identify such news release as a "designated news release" for purposes of this Prospectus and any Prospectus Supplement in writing on the face page of the version of such news release that the Company files on SEDAR (each such news release, a "Designated News Release"), and each such Designated News Release shall be deemed to be incorporated by reference into this Prospectus and any Prospectus Supplement.

Upon a new annual report and/or annual information form and annual consolidated financial statements and management discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual report and/or annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual report and/or annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to such new interim consolidated financial statements and management's discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual general meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual general meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at Suite 501, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8, telephone (604) 688-6390, and are also available electronically under the Company's profile at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set forth herein

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in "Documents Incorporated by Reference"; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of warrant indenture or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

THE TIMOK PROJECT

The Timok Project is located in the Bor District of Eastern Serbia.  The Timok Project presently consists of three exploration licenses in Eastern Serbia's Timok Magmatic Belt:  Brestovac Metovnica, Brestovac West and Durlan Potok.  The licenses are held by Rakita Exploration d.o.o. ("Rakita"). Rakita was originally a joint venture between Reservoir Minerals Inc. ("Reservoir Minerals") and Freeport McMoRan Copper & Gold Inc. ("Freeport"). The Company's royalty over Brestovac Metovnica (which includes the Cukaru Peki copper-gold deposit) provided for in the Timok Royalty Agreement (as defined below) is an uncapped royalty of 0.5% of the gross proceeds from the sale of all ores mined, and all concentrates and other mineral products, metals or minerals derived from such ores for which there has been a sale, after deductions for the costs of smelting and other refining, transportation, insurance and storage and taxes, from the Brestovac Metovnica license and the Durlan Potok license (the "Brestovac NSR").  Brestovac West, which includes the Corridor Zone gold prospect, is covered by an uncapped NSR royalty of 2% for gold and silver and 1% for all other metals.

The Company holds its royalty interests in the Timok Project under a Net Smelter Returns Royalty Agreement between Reservoir Capital Corp. ("Reservoir Capital") and Euromax Resources Ltd. ("Euromax") dated March 16, 2010 (the "Timok Royalty Agreement"). Subsequent to entering into the Timok Royalty Agreement, Reservoir Capital transferred its interest in the Timok Project licenses to Reservoir Minerals.  The Company acquired Euromax's NSR royalties over the Timok Project under an Agreement dated June 7, 2013 between Euromax and the Company (under its previous name of Eurasian Minerals Inc.) (the "Royalty Sale Agreement") for consideration of C$200,000. The Company considers its royalty interests over the Timok Project, particularly the Brestovac NSR,  to be its only material mineral properties for the purposes of NI 43-101

100% of Rakita, and thereby the development of the Cukaru Peki deposit, is controlled by Zijin Mining Group Company Limited ("Zijin"), a leading Chinese mining company with diversified global operations.  Nevsun Resources Ltd. ("Nevsun") acquired a portion of Freeport's interest in Rakita in 2016, and then acquired Reservoir Minerals and thereby its interest in Rakita.  Zijin acquired control of Rakita by completing a takeover bid for Nevsun in 2019, and subsequently acquiring Freeport's remaining interest in Rakita.  Zijin has announced the commencement of initial production at Cukaru Peki in the second quarter of 2021 in its 2019 annual report, issued on March 22, 2020.

The Timok Royalty Agreement contains a provision for the reduction of the 0.5% NSR royalty rate if Freeport, or any affiliate, acquires a direct, undivided, ownership interest in Brestovac Metovnica and Durlan Potok solely by directly incurring expenditures:  (a) on the exploration or development of such properties, or other mining work conducted thereon for the benefit of such properties; (b) to obtain or prepare feasibility or engineering reports or studies on or with respect to such properties;  or (c) to maintain such properties in good standing.  If one of those conditions is satisfied, then the 0.5% royalty payable to the Company would be reduced pro-rata by the ownership interest acquired by Freeport in such properties, subject to certain exceptions. The Company has reviewed the Timok Royalty Agreement, and based on certain publicly available information it believes Freeport never fulfilled any of such conditions, and therefore that the royalty percentage has not been reduced and remains at 0.5%.

TECHNICAL AND THIRD-PARTY INFORMATION

Except where otherwise stated, the disclosure in the documents incorporated by reference relating to properties and operations on the properties in which the Company holds royalty interests, and included in the Company's AIF in the sections entitled "Mineral Properties" is based on information publicly disclosed by the owners or operators of those properties and information/data available in the public domain as at the date of (or as specified in) the documents incorporated by reference herein, as applicable, and none of this information has been independently verified by the Company. Specifically, as a royalty holder, the Company has limited, if any, access to properties included in its portfolio. Additionally, the Company may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Company is dependent on (i) the operators of the properties and their qualified persons to provide information to the Company, or (ii) on publicly available information, to prepare disclosure pertaining to properties and operations on the properties on which the Company holds royalty interests, and generally has limited or no ability to independently verify such information. Although the Company does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Company's royalty or other interest. The Company's royalty or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property.

Information incorporated by reference herein with respect to the Timok Project is contained in a technical report on the Timok Project entitled "NI 43-101 Technical Report - Timok Copper-Gold Project Royalty, Serbia dated February 26, 2001 with an effective date of June 19, 2018 prepared by Kevin Francis SME RM of Mineral Resource Management LLC, a "Qualified Person" independent of the Company within the meaning of NI 43-110, and filed on SEDAR under the Company's profile (the "MRM Report").  Although the Company has commissioned the MRM Report, the latest technical information which is available to EMX and Mr. Francis is contained in a technical report filed by Nevsun under Nevsun's profile on SEDAR in August of 2018, upon which the MRM Report is partially based.  The Company has an exemption under Section 9.2(2) of NI 43-101 from completing certain items under Form 43-101F1 in the MRM Report.  Section 9.2(2) exempts an issuer filing a technical report from having at least one Qualified Person who is responsible for preparing all or part of the technical report from completing a current inspection of the property that is the subject of the report, and from completing those items of Form 43-101F1 that require data verification, inspection of documents or personal inspection of the property to complete.  The exemption is available to the Company because, despite several requests made by the Company to Zijin for the supporting data and information for disclosures made by Nevsun and Zijin with respect to the Timok Project, Zijin has not provided access to the necessary data.  Mining companies are not typically required to, and as a matter of practice do not, normally disclose detailed information to companies that hold a royalty interest in their operations unless legally or contractually required to do so.  The Timok Royalty Agreement contains no such requirement.  The Company does not have access to the Timok Project itself, and is not able to obtain access to all of the necessary information from the public domain.  Therefore, in preparing the MRM Report, Mr. Francis did not conduct a site visit, and not independently sample and assay portions of the Cukaru Peki deposit, as the information required to prepare such disclosure was not available to EMX or Mr. Francis.  Because such information was not available, in preparing the MRM Report, Mr. Francis did not complete the following content required by Form 43-101F1; (i) geological investigations, reconciliation studies, independent check assaying, data verifications and independent audits; (ii) mineral processing and metallurgical testing; (iii) estimates and classification of Mineral Resources and Ore Reserves, including the methodologies applied in determining such estimates and classifications, such as check calculations; or (iv) mining methods, recovery methods, project infrastructure environmental studies and supporting documentation and the associated technical parameters, including assumptions regarding future operating costs, capital expenditures, cash flow model and saleable metal for the mining asset.  While EMX is unaware of any new, publicly available material or scientific information which would make Nevsun's previous disclosures in accurate or misleading, it is presently unable to independently verify such disclosures.

Michael P. Sheehan and Eric P. Jensen, each an employee of the Company and a "Qualified Person" under NI 43-101, have reviewed and approved the scientific and technical disclosure other than with respect to the Timok Project contained in the AIF and the Annual MD&A.

FINANCIAL AND EXCHANGE RATE INFORMATION

The annual consolidated financial statements of the Company incorporated by reference in this prospectus have been prepared in accordance with IFRS and are reported in Canadian dollars, and the audit of such financial statements may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the periods indicated; (ii) the high and low exchange rates during each period; and (iii) the average exchange rates in effect during each period, in each case, as identified or calculated from the Bank of Canada rate in effect on each trading day during the relevant period. These rates are expressed as U.S. dollars per C$1.00.

	Year Ended December 31

	2020	2019

High for period	$0.7863	$0.7699

Low for period	$0.6898	$0.7353

Average for period	$0.7454	$0.7536

Rate at end of period	$0.7854	$0.7699

On April 22, 2021, the Bank of Canada daily average rate of exchange was C$1.00 = US$0.8000 or US$1.00 = C$1.2500.

COMMODITY PRICE INFORMATION

The following table sets out the high, low and average spot commodity price in US$ per ounce of gold for the three calendar and fiscal years ending December 31, 2020, 2019 and 2018.

	Year Ended December 31
	2020	2019	2018

High for period	$2,067.15	$1,546.10	$1,354.95

Low for period	$1,474.25	$1,269.50	$1,178.40

Average for period	$1,769.60	$1,392.60	$1,268.50

The following table sets out the high, low and average spot commodity price in US$ per pound of copper for the three calendar and fiscal years ending December 31, 2020, 2019 and 2018.

	Year Ended December 31
	2020	2019	2018

High for period	$3.63	$2.97	$3.30

Low for period	$2.10	$2.53	$2.56

Average for period	$2.80	$2.72	$2.93

THE COMPANY

EMX Royalty Corporation is a British Columbia company that was incorporated in Alberta on May 13, 1996 as Marchwell Capital Corp. ("Marchwell") and continued into British Columbia on September 21, 2004.  Upon continuance, the Company became governed by the BCBCA.  On November 23, 2003, Marchwell changed its name to Eurasian Minerals Inc. ("Eurasian").  On July 19, 2017, Eurasian changed its name to EMX Royalty Corporation.

EMX is a reporting issuer under the securities legislation of British Columbia and Alberta, and under the U.S. Exchange Act. Its Common Shares are listed on the TSX-V (where it is a Tier 1 Company) and on the NYSE American under the symbol "EMX", and on the FSE under the symbol 6E9.

The Company's head office is located at Suite 501, 543 Granville Street, Vancouver, British Columbia V6C 1X8, Canada and its telephone number is 604-688-6390. The Company's registered and records offices are located at Suite 704, 595 Howe Street, Vancouver, British Columbia V6C 2T5, Canada.

The Company's technical office is located at 10001 W. Titan Road, Littleton, Colorado 80125, United States of America, and its telephone number is 303-973-8585.

BUSINESS OF THE COMPANY

Overview

EMX does not operate mines or develop projects.  EMX is in the business of generating royalties by exploring properties, selling or otherwise disposing of properties with positive early results to third parties, and retaining a royalty and/or other interests in such properties.  EMX augments such organic royalty generation with carefully selected royalty acquisitions and strategic investments. EMX's portfolio mainly consists of properties in North America, Europe, Turkey, Australia and South America.

The three key components of the Company's business strategy are summarized as:

  Royalty Generation: EMX's more than 17 year track record of successful exploration initiatives has developed into an avenue to organically generate mineral property royalty interests. The strategy is to leverage in-country geologic expertise to acquire prospective properties on open ground, and to build value through low cost work programs and targeting. These properties are sold or optioned to partner companies for retained royalty interests, advance minimum and annual advance royalty payments, project milestone payments, and other consideration that may include equity interests. Pre-production payments provide early-stage cash flows to EMX, while the operating companies build value through exploration and development. EMX participates in project upside at no additional cost, with the potential for future royalty payments upon the commencement of production.
  Royalty Acquisition: EMX has been acquiring royalty property interests since 2012. The purchase of royalty interests allows EMX to acquire assets that range from producing mines to exploration projects. In conjunction with the potential acquisition of producing and pre-production royalties in the base and precious metals sectors, the Company will also consider other cash flowing royalty acquisition opportunities.  The timely identification of acquisition opportunities is often informed by the Company's in-country royalty generation initiatives.
  Strategic Investment: An important complement to EMX's royalty generation and royalty acquisition initiatives comes from strategic investment in companies with what EMX considers to be under-valued mineral assets that have upside exploration or development potential.  Exit strategies can include equity sales, royalty positions, or a combination of both.

EMX is focused on increasing revenue streams from royalties, pre-production and other cash payments, and as well as from strategic investments. This approach provides a foundation for supporting EMX's growth and increasing shareholder value over the long term.

Inter-Corporate Relationships

A majority of the Company's business is carried on through its various Subsidiaries. The following table illustrates the Company's material subsidiaries, including their respective jurisdiction of incorporation and the percentage of votes attaching to all voting securities of each Subsidiary that are beneficially owned, controlled or directed, directly or indirectly, by the Company:

Name	Place of Incorporation	Ownership Percentage

EMX Properties (Canada) Inc.	British Columbia	100%

Bullion Monarch Mining, Inc.	Utah, USA	100%

EMX (USA) Services Corp.	Nevada, USA	100%

Bronco Creek Exploration Inc.	Arizona, USA	100%

EMX - NSW1 PTY LTD.	Australia	100%

EMX Broken Hill PTY LTD.	Australia	100%

Eurasia Madencilik Ltd. Sirketi	Turkey	100%

Eurasian Minerals Sweden AB	Sweden	100%

Viad Royalties AB	Sweden	100%

EV Metals AB	Sweden	100%

EMX Finland OY	Finland	100%

EMX Norwegian Services AS	Norway	100%

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders.  The Prospectus Supplement that the Company will file in connection with any offering of Securities by selling securityholders will include the following information:

  the names of the selling securityholders;

  if the selling securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address or the person or company the selling securityholder has appointed as agent for service of process;
  to the extent any selling securityholder is resident outside Canada, that (i) the selling securityholders will file a non-issuer's submission to jurisdiction form with the corresponding Prospectus Supplement, and (ii) the "Selling Securityholders" section of the Prospectus Supplement will contain a statement to that effect;
  the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;
  the number or amount of Securities of the class being distributed for the account of each selling securityholder;
  the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;
  whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;  and all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions. The Company will not receive any proceeds from any sale of Securities by Selling Securityholders.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time.

All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See "Risk Factors - Discretion in the Use of Proceeds".

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

EMX's authorized share structure consists of an unlimited number of Common Shares.

As of the date of this Prospectus, EMX has 85,513,648 Common Shares issued and outstanding. All of the issued Common Shares are fully paid and not subject to any future call or assessment. The Common Shares rank equally as to voting rights, participation and distribution of EMX's assets upon liquidation, dissolution or winding-up and the entitlement to dividends. Holders of Common Shares are entitled to receive notice of, attend and vote at all meetings of shareholders of EMX. Each Common Share carries one vote at such meetings. Holders of Common Shares are also entitled to dividends if and when declared by the directors and, upon liquidation, to receive such portion of the assets of EMX as may be distributable to such holders.

DESCRIPTION OF MATERIAL INDEBTEDNESS

The Company has no material indebtedness.

CONSOLIDATED CAPITALIZATION

From December 31, 2020, the date of the Company's most recently filed consolidated financial statements, to the date of this Prospectus, there have been no changes to the Company's share capitalization on a consolidated basis other than:

  15,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options December 31, 2020.
  5,500 Common Shares issued at $2.62 per share pursuant to the exercise of stock options December 31, 2020.
  25,000 Common Shares issued at $1.20 per share pursuant to the exercise of stock options December 31, 2020.
  55,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options January 5, 2021.
  20,000 Common Shares issued at $1.20 per share pursuant to the exercise of stock options January 5, 2021.
  15,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options January 6, 2021.
  7,500 Common Shares issued at $1.20 per share pursuant to the exercise of stock options January 7, 2021.
  700 Common Shares issued at $1.30 per share pursuant to the exercise of stock options January 14, 2021.
  20,000 Common Shares issued at $1.70 per share pursuant to the exercise of stock options January 14, 2021.
  49,300 Common Shares issued at $1.30 per share pursuant to the exercise of stock options January 21, 2021.
  20,000 Common Shares issued at $1.20 per share pursuant to the exercise of stock options January 22, 2021.
  10,000 Common Shares issued at $2.67 per share pursuant to the exercise of stock options February 2, 2021.
  7,500 Common Shares issued at $1.20 per share pursuant to the exercise of stock options February 9, 2021.
  5,400 Common Shares issued at $2.62 per share pursuant to the exercise of stock options February 9, 2021.
  5,000 Common Shares issued at $1.20 per share pursuant to the exercise of stock options February 12, 2021.
  7,500 Common Shares issued at $1.30 per share pursuant to the exercise of stock options February 12, 2021.
  20,000 Common Shares issued at $1.20 per share pursuant to the exercise of stock options February 17, 2021.
  50,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options March 1, 2021.
  2,333 Common Shares issued at a deemed price of $1.72 per share to an employee as a bonus March 11, 2021.
  2,334 Common Shares issued at a deemed price of $3.69 per share to an employee as a bonus March 11, 2021.
  7,000 Common Shares issued at a deemed price of $3.63 per share pursuant to the vesting of Restricted Stock Units March 11, 2021.
  12,500 Common Shares issued at $2.62 per share pursuant to the exercise of stock options March 12, 2021.
  75,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options April 1, 2021.
  150,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options April 5, 2021.
  75,000 Common Shares issued at $1.30 per share pursuant to the exercise of stock options April 6, 2021.
  218,750 Common Shares issued at a deemed price of $4.31 per share pursuant to the vesting of Restricted Stock Units April 12, 2021.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement.

Common Shares

For a brief summary of the material attributes of the Common Shares, see "Description of the Share Capital of the Company".  Common Shares may be sold separately or together with separately or together with other Securities, as the case may be.

Debt Securities

As of the date hereof, there are no Debt Securities outstanding. The following description, together with the additional information we may include in any applicable Prospectus Supplement, summarizes the material terms and provisions the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series.  Debt Securities may be offered independently or together with other Securities.

General

The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The descriptions of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;
  any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
  the covenants applicable to the Debt Securities;
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
  whether the Debt Securities will be secured or unsecured;
  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
  whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;
  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares, or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

Rights of Holders Prior to Exercise

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to the conversion of such Debt Securities, the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Global Securities

We may issue Debt Securities in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form.  The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security.  The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

  the designation of the Warrants;
  the aggregate number of Warrants offered and the offering price;
  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
  the exercise price of the Warrants;
  the dates or periods during which the Warrants are exercisable including any "early termination" provisions;
  the designation, number and terms of any Securities with which the Warrants are issued;
  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;
  whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
  any minimum or maximum amount of Warrants that may be exercised at any one time;
  whether such Warrants will be listed on any securities exchange;
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Warrants; and
  any other material terms and conditions of the Warrants.

Subscription Receipts

The Company may issue subscription receipts ("Subscription Receipts") separately or in combination with one or more other securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain Release Conditions (as defined herein) and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be: (i) a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee; or (ii) otherwise authorized to act as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions and the United States, after it has been entered into, and such Subscription Receipt Agreement will be available electronically on SEDAR under the Company's profile at www.sedar.com and on EDGAR at www.sec.gov.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

  the designation and aggregate number of Subscription Receipts being offered;
  the price at which the Subscription Receipts will be offered;
  the designation, number and terms of the Common Shares, Warrants or a combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the Release Conditions (as defined herein), and any procedures that will result in the adjustment of those numbers;
  the conditions that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Common Shares, Warrants or a combination thereof (the "Release Conditions");
  the procedures for the issuance and delivery of the Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions;
  the identity of the Escrow Agent;
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;
  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;
  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;
  whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other securities of the Company, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
  whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Subscription Receipts; and
  any other material terms or conditions of the Subscription Receipts.

Original purchasers of Subscription Receipts will have a contractual right of rescission against the Company in respect of the conversion of the Subscription Receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the Subscription Receipt upon surrender of the underlying securities obtained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the Subscription Receipt under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Subscription Receipt under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts will be entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

  the number of Units;
  the price at which the Units will be offered;
  the designation, number and terms of the Securities comprising the Units;
  whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
  terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;
  the date on and after which the Securities comprising the Units will be separately transferable;
  whether the Securities comprising the Units will be listed on any securities exchange;
  whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Units; and
  any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may offer and sell Securities for cash or other consideration directly to one or more purchasers, through agents, through underwriters or dealers designated by the Company from time to time, or in connection with acquisitions of assets or shares of another person or company. The Company or any Selling Securityholder may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on a national securities exchange in the United States, as applicable.

This Prospectus may also, from time to time, relate to the offering of Securities by certain selling securityholders.  The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents.  The Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), or at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the person offering the securities (the Company or any Selling Securityholder) (ii) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (iii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iv) the number and purchase price of, and the form of consideration for, the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company or any Selling Securityholder from the sale of such Securities; (v) any agents' commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a "best efforts" basis for the period of its appointment.

The Company or any Selling Securityholder may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company or any Selling Securityholder to indemnification against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

The underwriters or agents with whom the Company or any Selling Securityholder may enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of its business.

Each class or series of Subscription Receipts, Debt Securities, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts, or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.

No underwriter or dealer involved in an "at-the-market distribution" as defined in NI 44-102, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with an offering of Securities or effect any other transactions that are intended to stabilize the market price of Securities.

In connection with any offering of Securities, other than an "at-the-market distribution", unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an "at-the-market" distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter or dealer creating an over-allocation position in the Securities distributed.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated April 22, 2021, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an "at-the-market" distribution.  This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market" distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market" distribution."

PRIOR SALES

Information in respect of prior sales of the Common Shares, or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Common Shares,  or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares, or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are currently listed on the TSX-V and the NYSE American under the trading symbol "EMX", and on the FSE under the symbol 6E9. The trading prices and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

EMX has never paid any dividends on its Common Shares. While EMX is not restricted from paying dividends unless it is unable to pay its debts as they become due in the ordinary course under the BCBCA, EMX does not intend to pay dividends on any of its Common Shares in the foreseeable future.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, any such consequences relating to the Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Investing in Securities is speculative, and involves a high degree of risk due to the nature of the Company's business.  Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading "Risk Factors" in the AIF and under the heading "Risk Factors" in the Management Information Circular, both of which are incorporated by reference herein. See "Documents Incorporated by Reference".

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Company's business, prospects, financial condition, results of operations and cash flows, and the investor's investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Company is currently unaware or that are unknown or that the Company currently considers to be immaterial could have a material adverse effect on the business, financial condition and results of operation of the Company, and the trading price of the Common Shares. The Company cannot assure an investor that it will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in the AIF, the Management Information Circular, and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Securities. The occurrence of any of these risks could have a material adverse effect on the Company's business, financial condition, results of operations and future prospects, and the trading price of the Common Shares. These risks are not the only risks the Company faces; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and results of operations. Investors should also refer to the other information set forth or incorporated by reference in this Prospectus. This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors. See also the section titled "Cautionary Note Regarding Forward-Looking Information".

Risks Related to our Business

Changes in Material Assets

As at the date hereof, the Company's NSR royalty interests over the Timok Project (see "The Timok Project") are the Company's only material assets.  As new assets are acquired or move into production, the materiality of each of the assets of the Company will be reconsidered. Any adverse development affecting the operation of, production from or recoverability of mineral reserves from Cukaru Peki, or any other material property in the Company's asset portfolio from time to time, such as, but not limited to, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage, or the inability of the operator to hire suitable personnel and engineering contractors or secure supply agreements on commercially suitable terms, may have a material adverse effect on the results of operations and financial condition of the Company, and the trading price of its Common Shares.  There have been recent media reports of labor unrest at the Cukaru Peki development site.  If such unrest continues, that could also have an adverse effect on production from Cukaru Peki, which could in turn negatively affect any royalties which may be paid to the Company under the Brestovac NSR.

Under the Timok Royalty Agreement, disputes are to be resolved by arbitration under the Commercial Arbitration Act (British Columbia).  Enforcement of any award under such arbitration may be made difficult by the fact that Cukaru Peki is in Serbia, and Zijin is a Chinese company. Difficulties in enforcing any such award may result in a material adverse effect on the Company's results from operations and financial condition, and the trading price of its Common Shares.

Fluctuating Metal Prices

The price of the Company's Common Shares may be significantly affected by declines in metal prices. The revenue derived by the Company from its asset portfolio will be significantly affected by changes in the market price of commodities that underlie the royalty interests of the Company. The Company's revenue is particularly sensitive to changes in the price of gold and copper. The prices of gold and copper and other commodities fluctuate daily and are affected by factors beyond the control of the Company, including levels of supply and demand, industrial development, inflation and interest rates, the U.S. dollar's strength and geo-political events. External economic factors that affect commodity prices can be influenced by changes in international investment patterns, monetary systems and political developments.

The Chinese market is a significant source of global demand for commodities. A sustained slowdown in China's growth or demand, or a significant slowdown in other markets, in either case, that is not offset by reduced supply or increased demand from other regions could have an adverse effect on the price and/or demand for the products on which we have royalties. The  COVID-19 pandemic and efforts to contain it may have a significant effect on commodity prices and demand and potentially broader impacts on the global economy.

All commodities, by their nature, are subject to wide price fluctuations and future material price declines will result in a decrease in revenue and may cause a suspension or termination of production by relevant operators, which would result in a complete cessation of revenue from applicable royalty interests. Even if the Company worked to ensure a diversification of commodities that underlie its royalty interests, commodity market trends are cyclical in nature and a general downturn in commodity prices could result in a significant decrease in overall revenue.

The Company Has No Control Over Mining Operations

The Company is not directly involved in the operation of mines.  The revenue the Company may derive from its portfolio of royalty assets is based entirely on production from third-party mine owners and operators.  The Company expects to receive payments under royalty agreements based on production from certain mines and operations, however, the Company may not have a direct interest in the operation or ownership of those mines and projects. The third-party owners and operators of such mines and projects generally will have the power to determine the manner in which the properties are exploited, including decisions to expand, continue or reduce, suspend or discontinue production from a property, decisions about the marketing of products extracted from the property and decisions to advance exploration efforts and conduct development of non-producing properties. The interests of third-party owners and operators and those of the Company in respect of a relevant project or property may not always be aligned. The inability of the Company to control the operations for the properties in which it has a royalty or other interest may result in a material adverse effect on the results of operations and financial condition of the Company, and the trading price of its Common Shares. Except in a limited set of circumstances as may be specified in a specific royalty agreement, the Company will not receive compensation if a specific mine or operation fails to achieve or maintain production or if the specific mine or operation is closed or discontinued. In addition, a number of mining operations in respect of which the Company holds a royalty or other interest ("Mining Operations") are currently in the exploration stage and may not commence commercial production and there can be no assurance that if such operations do commence production that they will achieve profitable and continued production levels. In addition, the third-party owners or operators may take action contrary to policies or objectives of the Company; be unable or unwilling to fulfill their obligations under their agreements with the Company; have difficulty obtaining or be unable to obtain the financing necessary to move projects forward; or experience financial, operational or other difficulties, including insolvency, which could limit the owner or operator's ability to perform its obligations under arrangements with the Company. The Company is also subject to the risk that a specific mine or project may be put on care and maintenance or have its operations suspended, on a temporary or permanent basis.

The owners or operators of the projects or properties in which the Company holds a royalty or other interest may from time to time announce transactions, including the sale or transfer of the projects or of the operator itself, over which the Company has little or no control. If such transactions are completed it may result in a new operator controlling the project, who may or may not operate the project in a similar manner to the current operator which may positively or negatively impact the Company. If any such transaction is announced, there is no certainty that any such transaction will be completed, or completed as announced, and any consequences of such non-completion to the Company may be difficult or impossible to predict.

The Company is subject to the risk that Mining Operations may shut down on a temporary or permanent basis due to issues including but not limited to economic conditions, lack of financial capital, flooding, fire, pandemics (including the COVID-19 pandemic), weather related events, mechanical malfunctions, community or social related issues, social unrest, the failure to receive permits or having existing permits revoked, collapse of mining infrastructure including tailings ponds, expropriation and other risks. These issues are common in the mining industry and can occur frequently. There is a risk that the carrying values of the Company's assets may not be recoverable if the mining companies operating the Mining Operations cannot raise additional finances to continue to develop those assets. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Mining Operations becoming uneconomic resulting in their shutdown and closure.

Delay Receiving or Failure to Receive Royalty Payments

The Company is dependent to a large extent upon the financial viability and operational effectiveness of owners and operators of the relevant mines and mineral properties underlying the Company's royalty interests. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. Payments may be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, the ability or willingness of smelters and refiners to process mine products, recovery by the operators of expenses incurred in the operation of the royalty properties, the establishment by the operators of reserves for such expenses or the insolvency of the operator.  The Company's rights to payment under the royalty interests must be enforced by contract without the protection of the ability to liquidate a property. This inhibits the Company's ability to collect amounts owing under its royalty interests upon a default. Additionally, some agreements may provide limited recourse in particular circumstances which may further inhibit the Company's ability to recover or obtain equitable relief in the event of a default under such agreements. In the event of a bankruptcy of an operator or owner, it is possible that an operator may claim that the Company should be treated as an unsecured creditor and, therefore, have a limited prospect for full recovery of revenue and a possibility that a creditor or the operator may claim that the royalty agreement should be terminated in the insolvency proceeding. Failure to receive payments from the owners and operators of the relevant properties or termination of the Company's rights may result in a material and adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares.

Revenue and Royalty Risks

The Company cannot predict future revenues or operating results from mining activity. Management expects future revenues from the Company's Brestovac NSR royalty interest over the Cukaru Peki deposit and its other royalty interests to fluctuate depending on the level of future production and the prices of gold and copper.

Third-Party Reporting

The Company relies on public disclosure and other information regarding specific mines or exploration projects that is received from the owners or operators of the mines or exploration projects other independent experts. The information received may be susceptible to being imprecise as the result of it being compiled by certain third parties. The disclosure made by the Company may be inaccurate if the information received contains inaccuracies or omissions, which could have a material adverse effect on the Company. Further, the Company must rely on the accuracy and timeliness of the public disclosure and other information it receives from the owners and operators of the Mining Operations, and uses such information in its analyses, forecasts and assessments relating to its own business and to prepare its disclosure with respect to the royalties. If the information provided by such third parties to the Company contains material inaccuracies or omissions, the Company's disclosure may be inaccurate and its ability to accurately forecast or achieve its stated objectives may be materially impaired, which may have a material adverse effect on the Company.

In addition, a royalty agreement may require an owner or operator to provide the Company with production and operating information that may, depending on the completeness and accuracy of such information, enable the Company to detect errors in the calculation of royalty payments that it receives. As a result, the ability of the Company to detect payment errors through its associated internal controls and procedures is limited, and the possibility exists that the Company will need to make retroactive revenue adjustments. Of the royalty agreements that the Company enters into, some may provide the Company with the right to audit the operational calculations and production data for associated payments; however, such audits may occur many months following the recognition by the Company of the applicable revenue and may require the Company to adjust its revenue in later periods.

As a holder of an interest in a royalty, or a minority equity interest in a mining company, the Company will have limited access to data on the operations or to the actual properties underlying the royalty or equity interest. This limited access to data or disclosure regarding operations could affect the ability of the Company to assess the performance of the royalty or other asset. This could result in delays in cash flow from that which is anticipated by the Company based on the stage of development of the properties covered by the assets within the portfolio of the Company.

Disclosure Regarding Operations

Some royalties or other interests may be subject to confidentiality arrangements which govern the disclosure of information with regard to such interests and, as such, the Company may not be in a position to publicly disclose non-public information with respect to certain assets. The limited access to data and disclosure regarding the operations of the properties in which the Company has an interest, may restrict the ability of the Company to enhance its performance which may result in a material and adverse effect on the results of operations and financial condition of the Company, and the trading price of its Common Shares. There can be no assurance that the Company will be successful in obtaining these rights when negotiating the acquisition of royalties or other interests.

Cash Flow Risk

The Company is generally not directly involved in the ownership or operation of mines. The Company's royalty interests and other interests in properties or projects are subject to most of the significant risks of the operating mining company. The Company's cash flow is dependent on the activities of third parties which could create risk that those third parties may have targets inconsistent with the Company's targets, take action contrary to the Company's goals, policies or objectives, be unwilling or unable to fulfill their contractual obligations owed to the Company, or experience financial, operational or other difficulties or setbacks, including bankruptcy or insolvency proceedings, which could limit a third-party's ability to perform under a specific third-party arrangement. Specifically, the Company could be negatively impacted by an operator's ability to continue its mining operations as a going concern and have access to capital. A lack of access to capital could result in a third-party entering a bankruptcy proceeding, which would result in the Company being unable to realize any value for its royalty interest or other interest.

Rights of other Interest-Holders in Royalties

Some royalty interests are subject to: (i) buy-down or buy-back right provisions pursuant to which an operator may buy down or buy back all or a portion of the royalty, (ii) pre-emptive rights pursuant to which certain parties have the right of first refusal or first offer with respect to a proposed sale or assignment of a royalty to the Company, or (iii) claw back rights pursuant to which the seller of a royalty to the Company has the right to re-acquire the royalty. Holders may exercise these rights such that certain royalty interests would be permanently reduced or eliminated. Any compensation received as a result may be significantly less than the Company had budgeted receiving for the applicable royalty and may have a material adverse effect on the Company's income and business.  The exercise of any such right may result in a material adverse effect on the Company's results of operations and financial condition, and on the trading price of its Common Shares.

Defects in Royalties

A defect in a royalty interest and/or the underlying contract may arise to defeat or impair the claim of the Company to such royalty interest. Unknown defects in the royalty or other assets of the Company may result in a material and adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares.

The Company's Royalty Interests Are Not Secured

The Company's royalty interests are unsecured.  In a default, liquidation or realization situation, any unsecured interest of the Company will be satisfied pro rata with all other unsecured claims after all secured claims, property claims and prior ranking claims are satisfied in full. Absent a security interest, the Company's likely potential recourse against a defaulting property owner or mining operator would be for breach of the applicable contract which would result in damages and unsecured claims for which the likelihood of recovery is remote and time-consuming. In the event that a mining operator or property owner has insufficient funds to pay its liabilities and obligations as they become due, it is possible that other liabilities and obligations will be satisfied prior to those owing to the Company.

Insolvency proceedings in the mining industry are generally complex and lengthy, the outcomes of which may be uncertain and may result in a material adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares. In such proceedings, property owners may sell or convey the property free and clear of any obligations owed to the Company.

In addition, because some of the properties in respect of which the Company will hold royalties and other interests are owned and operated by foreign entities in foreign jurisdictions, the Company's royalty and other rights may be subject to political interference, as well as to real and personal property, enforcement and insolvency laws of foreign jurisdictions that differ significantly from those in Canada, and may prevent the Company from enforcing its royalty and other rights as anticipated. Further, there can be no assurance that any judgments or orders obtained in Canadian courts will be enforceable in those foreign jurisdictions. If the Company is unable to enforce its royalty and other rights, there may be a material adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares.

Acquisitions and Other Material Transactions

The Company is continuously reviewing opportunities to acquire existing royalties, to create new royalty interests through the sale of exploration projects, to acquire companies that hold royalties, or to make other strategic investments. At any given time the Company has various types of transactions and acquisition opportunities in various stages of active review, including submission of indications of interest and participation in discussions or negotiations in respect of such transactions. This process also involves the engagement of consultants and advisors to assist in analyzing particular opportunities. Any such acquisition or transaction could be material to the Company and may involve the issuance of securities by the Company or the incurring of indebtedness to fund any such acquisition. In addition, any such acquisition or other royalty transaction may have other transaction specific risks associated with it, including risks related to the completion of the transaction, the project operators or the jurisdictions in which assets may be acquired.

Additionally, the Company may consider opportunities to restructure its royalties or other interests where it believes such a restructuring may provide a long-term benefit to the Company, even if such restructuring may reduce near-term revenues or result in the Company incurring transaction related costs.

The Company may enter into one or more acquisitions, restructurings or other royalty transactions at any time.

Risks Related to Registration of Royalty Interests

The right to record or register royalties or other interests in various registries or mining recorders offices, to the extent it exists with respect to any given royalty interest, may not necessarily provide any protection to the royalty or interest holder. Accordingly, the royalty or interest holder may be subject to risk from third parties. While the Company seeks to confirm the existence, validity, enforceability, terms and geographic extent of its royalty interests, there can be no assurance that disputes or other problems concerning these and other matters will not arise. Confirming these matters is complex and is subject to the application of the laws of each jurisdiction to the particular circumstances of each parcel of mining property and to the documents creating the royalty interests. Similarly, royalty interests in many jurisdictions are contractual in nature, rather than interests in land, and therefore may be subject to change of control, bankruptcy or insolvency of operators, and the Company's royalty interests could be materially restricted, reduced or set aside through judicial or administrative proceedings. The Company may often not have the protection of security interests, or its security interests may be found to be unenforceable, that could increase its recovery in such situations. In addition, the Company will be subject to the risk that its counterparties under royalty arrangements do not have or lose valid title to the mineral property.

Project Operators may not Respect Contractual Obligations

Royalty interests in properties or projects are contractual in nature. Parties to contracts do not always honour contractual terms and contracts themselves may be subject to interpretation or technical defects. To the extent grantors of royalty interests do not abide by their contractual obligations, the Company may be forced to take legal action to enforce its contractual rights. Such litigation may be time consuming and costly and there is no guarantee of success. Further, any such litigation may also be required to be pursued in foreign jurisdictions. Any pending proceedings or actions or any decisions determined adversely to the Company, may have a material and adverse effect on the Company's results of operations and financial condition, and the trading price of the Common Shares.

Unknown Defects

A defect in a royalty or the underlying contract may arise to defeat or impair the claim of the Company to such royalty.  Unknown defects in a royalty may result in a material and adverse effect on the Company's results of operations and financial condition, and the trading price of the Common Shares.

Enforceability

The status of royalties at law can be uncertain and varies from jurisdiction to jurisdiction and in certain jurisdictions a royalty may not be a registrable interest which runs with the land. As a result, it may be difficult for the Company to enforce its rights with respect to royalties against a third party. Such a failure may result in the loss of the Company's rights to such a royalty in the event a third party assigns title to the underlying property.

No Assurance of Titles or Borders

The acquisition of the right to explore or exploit mineral properties is a very detailed and time consuming process. There can be no guarantee that the Company has acquired title to any such surface or mineral rights or that such rights will be obtained in the future. To the extent they are obtained, titles to the Company's surface or mineral properties may be challenged or impugned and title insurance is generally not available. The Company's surface or mineral properties may be subject to prior unregistered agreements, transfers or claims and title may be affected by, among other things, undetected defects. Such third party claims could have a material adverse impact on the Company's operations.

Minority Equity Positions

Our business often involves the acquisition of and exploration of prospective properties, which we may sell or option to third party companies for consideration that may include minority equity interests in such third party companies.  As a minority shareholder in such companies, we generally do not have the power to make decisions regarding certain corporate actions such as paying out dividends, putting the company or its properties up for sale to a third-party buyer, making decisions about the strategic direction of the company, entering into contracts with specific customers or suppliers or determining executive compensation. In valuing a minority shareholding, a discount for lack of control would generally be applied.  In addition, a discount for a minority shareholding in a private company would also generally be applied because there are typically fewer potential buyers for a minority position than there are for a majority position.

The value of the Company's equity investments will rise and fall based on specific issuer developments and broader equity market conditions. Market value will also vary with changes in the general economic and financial conditions in countries or markets in which the investments are based. Equity interests in smaller capitalization public companies are traded less frequently and in smaller volumes than those of large capitalization companies. As a result, share prices of small cap companies tend to be less than those of large cap companies, and they may be more difficult to buy and sell.

Counterparty, Liquidity, and Market Risks

The Company will be exposed to various counterparty risks including, but not limited to (i) through financial institutions that hold the Company's cash; (ii) through the Company's royalty and other interest counterparties; (iii) through other companies that have payables owing to the Company; and (iv) through the Company's insurance providers. The Company will also be exposed to liquidity risks in meeting its operating expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. Any delay or failure of counterparties to make payments will affect the Company's revenues. The Company is also subject to liquidity risks in respect of equity interests holds in third parties, because of the fluctuating values of its publicly traded marketable securities and other company investments. Factors such as volatile markets, legal restrictions, and a lack of interested buyers, may affect the liquidity of such equity interests. These risks may impact the ability of the Company to obtain loans or other credit facilities or obtain equity financing in the future or to obtain them on terms favorable to the Company.

In addition, there is no assurance that the Company will be able to effectively enforce any guarantees, indemnities or other interests which it may have. Should an insolvency proceeding or other similar event related to a mining operator or property owner be commenced (whether by it or its creditors), there will likely be a court ordered stay of proceedings that may prevent the Company from enforcing its royalty or other rights. In an insolvency proceeding, a property owner or mining operator may not perform its obligations under a royalty or other agreement with the Company, it or its creditors may seek to unilaterally terminate, disclaim or resiliate agreements with the Company, seek to sell or vest the property to another party free and clear of the royalty or other obligations owing to the Company or seek other relief with respect to the Company's interests. Any sale or transfer of property in such insolvency proceeding may also be effected by court order, notwithstanding any transfer restrictions, options, rights of first refusal or other rights contained in the agreements with the Company or others.

Variations in Foreign Exchange Rates

Certain of the Company's activities and its head office are located in Canada and the costs associated with these activities are largely denominated in Canadian dollars. However, certain of the Company's royalties and other interests are denominated in U.S. dollars and, as a result, will be subject to foreign currency fluctuations and inflationary pressures, which may have a material adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares. There can be no assurance that the steps taken by management to address variations in foreign exchange rates will eliminate all adverse effects and the Company may suffer losses due to adverse foreign currency rate fluctuations.

Depletion of Mineral Reserves and Mineral Resources

The revenue generated by the Company is principally based on the exploitation of mineral reserves on assets underlying the Company's royalties or other interests. Mineral reserves are continually being depleted through extraction and the long-term viability of the Company's asset portfolio will depend on the replacement of mineral reserves through new producing assets and increases in mineral reserves on existing producing assets. As mines in respect of which the Company has royalties or other interests mature, overall declines in production over the years can be expected, unless operators are able to replace mineral reserves that are mined through mine expansion or successful new exploration. The inability of operators to add additional mineral reserves or to replace existing mineral reserves through either the development of existing mineral resources or the acquisition of new mineral producing assets, in each case covered by a royalty or other interest, may result in a material adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares.

Mineral Property Exploration Risks

The business of mineral exploration and extraction is speculative, and involves a high degree of risk. Few properties that are explored ultimately become producing mines. The main operating risks include ensuring ownership of and access to mineral properties by confirmation that royalty agreements, option agreements, claims and leases are in good standing and obtaining permits for exploration activities, mine development, and mining operations.  There is no certainty that the expenditures made by the operator of any given project will result in discoveries of commercial quantities of minerals on properties underlying the Company's asset portfolio or that discoveries will be located on properties covered by the relevant royalty or other interest. Even in those cases where a significant mineral deposit is identified and covered by a royalty or other interest, there is no guarantee that the deposit can be economically extracted. Substantial expenditures are required to establish mineral reserves through drilling, to develop processes to extract the resources and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit covered by a royalty or other interest, no assurance can be given that new mineral reserves will be identified to replace or increase the amount of mineral reserves in the Company's asset portfolio. This includes mineral resources, as the resources that have been discovered may not have been subjected to sufficient analysis to justify commercial operations or the allocation of funds required for development.

EMX is currently earning an interest in some of its properties through option agreements and acquisition of title to the properties is only completed when the option conditions have been met. These conditions generally include making property payments, incurring exploration expenditures on the properties and can include the satisfactory completion of pre-feasibility studies. If the Company does not satisfactorily complete these option conditions in the time frame laid out in the option agreements, the Company's title to the related property will not vest and the Company will have to write-off any previously capitalized costs related to that property.

The market prices for precious, base, and other metals can be volatile and there is no assurance that a profitable market will exist for a production decision to be made or for the ultimate sale of the metals even if commercial quantities of precious and other metals are discovered or are being mined.

Insured and Uninsured Risks

In the course of mineral property exploration, the Company is subject to a number of risks and hazards in general, including adverse environmental conditions, operational accidents, labour disputes, unusual or unexpected geological conditions, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, and earthquakes. Such occurrences could result in damage to the Company's property or facilities and equipment, personal injury or death, environmental damage to properties of the Company or others, delays, monetary losses and possible legal liability.

Although the Company may maintain insurance to protect against certain risks in such amounts as it considers reasonable, its insurance may not cover all the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums or for other reasons. Should such liabilities arise, they could reduce or eliminate future profitability and result in increased costs, have a material adverse effect on the Company's results and a decline in the value of the securities of the Company.

Some work is carried out through independent consultants and the Company requires all consultants to carry their own insurance to cover any potential liabilities as a result of their work on a project.

Extensive Governmental Regulation and Permitting Requirements Risks

Exploration, development and mining of minerals are subject to extensive laws and regulations at various governmental levels governing the acquisition of the mining interests, prospecting, development, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Changes in these regulations or shifts in political attitudes are beyond EMX's or an operator's control, and may adversely affect EMX's business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, income taxes, expropriation of property, repatriation of funds, environmental legislation and mine safety. In addition, the current and future operations of EMX, or its partners, from exploration through development activities and production, require permits, licenses and approvals from some of these governmental authorities. EMX, and to EMX's knowledge its partners and project operators, have obtained all government licenses, permits and approvals necessary for the operation of its business to date. However, additional licences, permits and approvals may be required. The failure to obtain any licenses, permits or approvals that may be required or the revocation of existing ones would have a material and adverse effect on EMX, its business and results of operations.

Failure to comply with applicable laws, regulations and permits may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities requiring EMX's or an operator's operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. EMX may be required to compensate those suffering loss or damage by reason of its mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits. Any such events could have a material and adverse effect on EMX and its business and could result in EMX not meeting its business objectives.

Financing and Share Price Fluctuation Risks

EMX has Limited Financial Resources

EMX has limited financial resources, and has no assurance that additional funding will be available for further exploration of its exploration projects. Further exploration of one or more of the Company's exploration projects may be dependent upon the Company's ability to obtain financing through equity or debt financing or other means. Failure to obtain this financing could result in delay or indefinite postponement of further exploration and development of its projects which could result in the loss of one or more of its properties.

Cash Flow From Operations

Due to the rapid growth in the Company and its continued expansion, it is likely the Company's cash flow from operations will be negative for the fiscal year ending December 31, 2021. The Company cannot guarantee it will have positive cash flow in the future. To the extent the Company has negative cash flow in any future period, certain of the proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities.

Securities Market Risk

The securities markets can experience a high degree of price and volume volatility, and the market price of securities of many companies, particularly those considered to be development stage companies such as EMX, may experience wide fluctuations in share prices which will not necessarily be related to their operating performance, underlying asset values or prospects. There can be no assurance that share price fluctuations will not occur in the future, and if they do occur, the severity of the impact on EMX's ability to raise additional funds through equity issues.

Foreign Countries and Political Risks

The Company operates in countries with varied political and economic environments. As such, it is subject to certain risks, including currency fluctuations and possible political or economic instability which may result in the impairment or loss of mineral concessions or other mineral rights, opposition from environmental or other non-governmental organizations, and mineral exploration and mining activities may be affected in varying degrees by political stability and government regulations relating to the mineral exploration and mining industry. Any changes in regulations or shifts in political attitudes are beyond the control of the Company and may adversely affect its business. Exploration and development may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income taxes, expropriation of property, environmental legislation and mine and site safety.

Notwithstanding any progress in restructuring political institutions or economic conditions, the present administration, or successor governments, of some countries in which EMX operates may not be able to sustain any progress. If any negative changes occur in the political or economic environment of these countries, it may have an adverse effect on the Company's operations in those countries. The Company does not carry political risk insurance.

Impact and Risk of Epidemics

All of EMX's royalty interests and royalty generating operations are subject to the risk of emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases, including COVID-19, through the mining operations and exploration properties to which the royalty interests and potential royalty interests relate. In addition, EMX's own operations are exposed to infectious disease risks. Accordingly, any outbreak or threat of an outbreak of a virus or other contagions or epidemic disease could have a material adverse effect on EMX, its business, results from operations and financial condition, and the trading price of the Common Shares.

Competition

EMX competes with many companies that have substantially greater financial and technical resources than it for project acquisition or project development, as well as for the recruitment and retention of qualified employees.  Any such competition may prevent the Company from being able to secure new royalty interests. Future competition in the royalty sector could materially adversely affect the Company's ability to conduct its business. There can be no assurance that the Company will be able to compete successfully against other companies in acquiring new royalty interests. In addition, the Company may be unable to acquire royalties at acceptable valuations which may result in a material and adverse effect on the Company's results of operations and financial condition, and the trading price of its Common Shares.

Currency Risks

The Company's equity financings are sourced in Canadian dollars, but the Company operates in several countries outside of Canada.  The Company funds its cash calls to Subsidiaries outside of Canada in $US, and much of its expenditures are in local currencies or U.S. dollars. At this time, the Company has no currency hedges in place. Therefore, a weakening of the Canadian dollar against the U.S. dollar or local currencies could have an adverse impact on the amount of operating funds available and work conducted.

Environmental Risks and Hazards

The activities of the Company are subject to environmental regulations issued and enforced by government agencies. Environmental legislation is evolving in a manner that will require stricter standards and enforcement and involve increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There can be no assurance that future changes in environmental regulation, if any, will not adversely affect EMX's operations. Environmental hazards may exist on properties in which the Company holds interests which are unknown to the Company at present.

Changes in Climate Conditions

A number of governments have introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels (such as carbon taxes) and energy efficiency is becoming more stringent. If the current regulatory trend continues, this may result in increased costs at some or all of the Company's operations. In addition, the physical risks of climate change may also have an adverse effect on the Company's operations. Extreme weather events have the potential to disrupt operations at the Company's properties and may require the Company to make additional expenditures to mitigate the impact of such events.

Risks Related to the Securities

Return on Investment Risk

Investors cannot expect to receive a dividend on an investment in any of the Securities in the foreseeable future, if at all.

Return on Securities is not Guaranteed

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement, management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and any Prospectus Supplement.  Because of the number and variability of factors that will determine the Company's use of such proceeds, the Company's ultimate use might vary substantially from its planned use. You may not agree with how the Company allocates or spends the proceeds from an offering of its securities. The Company may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of its securities, including the market value of its Common Shares, and that may increase its losses, and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares, or its other securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the securities of the Company issued and outstanding from time to time to decline. Management will have discretion concerning the use of the proceeds received by the Company from the sale of Securities under this Prospectus and any Prospectus Supplement as well as the timing of their expenditure. The Company will not receive any proceeds from any sale of securities by any Selling Securityholder.

Dilution

The Company may sell additional Common Shares,  or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares,  or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares,  or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company's stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares on the TSX-V and the NYSE American may decrease due to the additional amount of Common Shares available in the market.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company's control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's operations could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.

Trading Price of the Common Shares

There is no guarantee that the Common Shares will trade at a price that reflects the performance of the Company.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, and that the Company will continue to meet the listing requirements of the TSX-V or the NYSE American or achieve listing on any other public listing exchange.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Risks Related to Ownership

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the U.S. and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that fluctuations in price of the Common Shares will not occur. The market price of the Common Shares could be subject to significant fluctuations in response to variations in quarterly and annual operating results, the results of any public announcements the Company makes, general economic conditions, and other factors. Increased levels of volatility and resulting market turmoil may adversely impact the price of the Common Shares.

Dividends

Holders of the Common Shares will not have a right to dividends on such shares unless declared by board of directors of the Company (the "Board"). It is not anticipated that the Company will pay any dividends in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings. The declaration of dividends is at the discretion of the Board, even if the Company has sufficient funds, net of its liabilities, to pay such dividends, and the declaration of any dividend will depend on the Company's financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the TSX-V and the NYSE American require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company's legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Risks Related to the Company

The Company is a Holding Company

The Company is a holding company and a majority of its assets are the capital stock of the Subsidiaries in each of the markets they operate in. As a result, investors in the Company will be subject to the risks attributable to the Subsidiaries. As a holding company, the Company conducts a majority of its business through the Subsidiaries, which generate a majority of its revenues. Consequently, the Company's cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of the Subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Subsidiaries, holders of indebtedness and trade creditors will likely be entitled to payment of their claims from the assets of those Subsidiaries before the Company, which may have an adverse effect on the business, prospects, results of operation and financial condition of the Company, and the trading price of the Common Shares.

Key Personnel Risk

EMX's business depends on the business and technical expertise of a number of key personnel, including its directors and executive officers and key personnel working full-time in management and administrative capacities or as consultants. The loss of the services of senior management or key personnel or the failure to retain such personnel, could have a material and adverse effect on the Company, its business and results of operations.

Conflicts of Interest

In accordance with the BCBCA, the directors and officers of a company are required to act honestly, in good faith and in the best interests of the company. EMX's directors and officers may serve as directors or officers of other companies or have significant shareholdings in other resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, such directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. If such a conflict of interest arises at a meeting of the Company's directors, a director with such a conflict will abstain from voting for or against the approval of such participation or such terms.

Passive Foreign Investment Company

U.S. investors in Common Shares should be aware that based on current business plans and financial expectations, EMX currently expects that it will be a passive foreign investment company ("PFIC") for the year ending December 31, 2021 and expects to be a PFIC in future tax years. If EMX is a PFIC for any year during a U.S. shareholder's holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called "excess distribution" received on its common shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective "qualified electing fund" election ("QEF Election") or a "mark-to-market" election with respect to the common shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of EMX's net capital gain and ordinary earnings for any year in which EMX is a PFIC, whether or not EMX distributes any amounts to its shareholders.

Corporate Governance and Public Disclosure Regulations

The Company is subject to changing rules and regulations promulgated by a number of United States and Canadian governmental and self-regulated organizations, including the SEC, the Canadian provincial securities commissions and equivalent authorities, the NYSE American and the TSX-V.  These rules and regulations continue to evolve in scope and complexity and many new requirements have been created, making compliance more difficult and uncertain. The Company's efforts to comply with the new rules and regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Internal Controls over Financial Reporting

Applicable securities laws require an annual assessment by management of the effectiveness of the Company's internal control over financial reporting. The Company may, in the future, fail to achieve and maintain the adequacy of its internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, and the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Future acquisitions may provide the Company with challenges in implementing the required processes, procedures and controls over acquired operations. Acquired corporations may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to the Company.

No evaluation can provide complete assurance that the Company's internal control over financial reporting will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. The effectiveness of the Company's controls and procedures could also be limited by simple errors or faulty judgments. In addition, should the Company expand in the future, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that the Company continue to improve its internal control over financial reporting.

Loss of Foreign Private Issuer Status

The Company is a Foreign Private Issuer as defined in Rule 405 under the U.S. Securities Act and Rule 3b-4 under the U.S. Exchange Act.  If, in the future, the Company no longer meets the definition of a Foreign Private Issuer, that may have adverse consequences on the Company's ability to raise capital in private placements or Canadian prospectus offerings. In addition, the loss of the Company's Foreign Private Issuer status may likely result in increased reporting requirements and increased audit, legal and administration costs. These increased costs may significantly affect the Company's business, financial condition and results of operations.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

The scientific and technical information contained in the information contained in or incorporated by reference in this Prospectus was reviewed and approved by Eric P. Jensen, CPG and Michael Sheehan, CPG, each a "Qualified Person" as defined in NI 43-101 and an employee of the Company.  To the knowledge of the Company, each of Mr. Jensen and Mr. Sheehan holds less than one percent of the outstanding Common Shares of the Company or of any associate or affiliate of the Company as of the date hereof. Neither Mr. Jensen nor Mr. Sheehan has or will not receive any direct or indirect interest in any securities of the Company as a result of the review and approval of the scientific and technical disclosure contained in or incorporated by reference in this Prospectus. Davidson and Company LLP is the auditor of the Company and has advised the Company that it is independent of the Company within the rules of the Chartered Professional Accountants of British Columbia and within the meaning of the federal securities laws administered by the SEC and the Public Company Accounting Oversight Board Ethics and Independence Rules and Standards. Davidson & Company LLP are the independent auditors of the Company who have issued an independent auditor's report dated March 24, 2021 in respect of the consolidated financial statements of the Company as at December 31, 2020 and December 31, 2019 and for each of the years then ended.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Company is Computershare Investor Services Inc., located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.

MATERIAL CONTRACTS

The following are the material contracts of the Company, other than contracts entered into in the ordinary course of business:

  Timok Royalty Agreement between Reservoir Capital Corp. and Euromax with respect to the NSR royalty interests over the Timok Project dated March 16, 2010;

  Royalty Sale Agreement between the Company and Euromax for acquisition of  the NSR royalty interests over the Timok Project dated June 7, 2013.

  Agreement for assignment of the NSR royalty interests over the Timok Project to the Company between the Company and Euromax dated June 7, 2013 and entered into pursuant to the Royalty Sale Agreement.

Copies of the above material contracts are available on SEDAR under the Company's profile at www.sedar.com.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by DLA Piper (Canada) LLP with respect to matters of Canadian law, and Dorsey & Whitney LLP with respect to matters of U.S. law.  As of the date of this Prospectus, the partners and associates of DLA Piper (Canada) LLP beneficially own, directly or indirectly, less than one percent of the Company's outstanding Common Shares, and certain partners and counsel of Dorsey & Whitney LLP own less than one percent (directly or indirectly) of the Company's outstanding Common Shares. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AVAILABLE INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act with respect to the securities offered hereby. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed and exhibits to the registration statement. Each such statement is qualified in its entirety by such reference.

The Company is subject to the informational requirements of the U.S. Exchange Act and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States.  Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The Company is exempt from the rules under Section 14 of the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies.  The documents the Company files with or furnishes to the SEC are available on EDGAR at www.sec.gov.

AGENT FOR SERVICE OF PROCESS

Brian Levet, David M. Cole and Michael D. Winn, each a director or officer of the Company residing outside of Canada, have appointed DLA Piper (Canada) LLP, Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 27Z, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Registered Agent Solutions, Inc., as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (the "BCBCA") provides that a company may:

(a) indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b) after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding.  The BCBCA also provides that a company may pay the expenses actually and reasonably incurred by an eligible party as they are incurred in advance of the final disposition of an eligible proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the BCBCA, an "eligible party", in relation to a company, means an individual who:

(a) is or was a director or officer of the company;

(b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or

(c) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

A "company" means a company incorporated or continued under the BCBA.

A "corporation" means a body corporate however and wherever incorporated, and includes a company.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits a company from indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order referred to in (a), (b) or (c); or

(e) make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Registrant's articles, subject to the BCBCA, provide that the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director, former director and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant's articles further provide that subject to any restrictions in the BCBCA, the Registrant may indemnify any person and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors' and officers' liability insurance coverage through primary and Side A policies covering the Registrant and its subsidiaries, with annual aggregate policy limits of C$10,000,000, subject to deductibles of $100,000 to $750,000 per claim, payable by the Registrant.  This insurance provides indemnity to the Registrant and to its directors and officers as required or permitted by law for liability claim damages, including legal costs, incurred by officers, directors and alternate directors in their capacity as such.  This policy, subject to its terms and conditions, may also provide coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers is subject to various terms, conditions, and exclusions.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number		Description
4.1		Annual Information Form of the Registrant for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.1 to the Registrant's Form 40-F, filed with the Commission on March 31, 2021)

4.2

The Registrant's Audited Consolidated Financial Statements as at and for the financial year ended December 31, 2020, and related notes thereto, together with the independent auditor's report thereon (incorporated by reference from Exhibit 99.3 to the Registrant's Form 40-F, filed with the Commission on March 31, 2021)

4.3		Management's Discussion and Analysis for the year ended December 31, 2020 (incorporated by reference from Exhibit 99.2 to the Registrant's Form 40-F, filed with the Commission on March 31, 2021)

4.4

The Management Information Circular of the Registrant dated May 13, 2020 in connection with the annual general meeting of shareholders of the Registrant held on June 30, 2020 (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, filed with the Commission on May 26, 2020)

5.1		Consent of Davidson & Company LLP, Independent Registered Public Accounting Firm

5.2	*	Consent of Eric Jensen

5.3	*	Consent of David Jonson

5.4	*	Consent of Michael P. Sheehan

6.1		Powers of Attorney (included on the signature page of this Registration Statement).

7.1	*	Form of Indenture

*To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, Colorado of the United States on April 23, 2021.

EMX Royalty Corporation

By:	/s/ David Cole
	Name:	David Cole
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Cole, Douglas Reed and Malik Duncan or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date
/s/ David Cole David Cole	President, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2021
/s/ Douglas Reed Douglas Reed	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2021
/s/ Michael Winn Michael Winn	Director	April 23, 2021
/s/Brian Bayley Brian Bayley	Director	April 23, 2021
/s/ Brian K. Levet Brian K. Levet	Director	April 23, 2021
/s/ Larry Okada Larry Okada	Director	April 23, 2021

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on April 23, 2021.

By:	/s/ David Cole
	Name:	David Cole
	Title:	President, Chief Executive Officer and Director